Exhibit 99.4

NEWS RELEASE

Lumen Collaborates with Microsoft to bring savings, simplicity to customers

Operator Connect a lead indicator of benefits to keep coming from two powerhouses

DENVER, June 5, 2023 – Lumen Technologies (NYSE: LUMN) has announced the upcoming launch of their Operator Connect for Microsoft Teams Phone offering, part of Lumen and Microsoft’s growing collaboration. Lumen expects this to help them do more for companies that are facing the challenge of modernizing their hybrid workforce. The product brings a powerful value to the new demands this hybrid employee base brings – specifically for fast, easy, and simplified connection and collaboration abilities.

The Lumen upcoming launch is a key building block in the company’s partnering strategy to make more possible for customers by bringing better customer experiences, improved quality of products and services, and increased productivity.

“Partners make more possible,” stated Kate Johnson, President and CEO at Lumen. “Lumen is revamping our alliance partner ecosystem with companies like Microsoft so we can be even more consultative in our approach – we can really help customers choose the products that will drive the best business outcomes.”

Network Scale Creates Unique Low Latency for Intense Workloads

Operator Connect provides clients with a quick and simple way to deploy calling in Microsoft Teams with no on-premises equipment, and with easy customization capabilities. This is a solid win for customers, who will be able to use their existing investment in Teams without the need for on-premises solutions.

Growth Engine Growing at Lumen

Microsoft is an early entrant to the Growth Operating System at Lumen. This is a new process to deeply understand customer needs in the face of the complexity of cloud and connectivity disruptors.

Lumen will use these insights to help customers take advantage of the transformative capabilities coming from innovations such as the metaverse and AI. Lumen also expects to see an acceleration of sales leads and closures, and increased product expansion, from the collaboration. “When customers get what they value, it’s not a sales process. It’s a partnership building process,” said Jay Barrows, Executive Vice President, Enterprise Sales and Public Sector at Lumen.

“We are thrilled to be partnering with Lumen Technologies. Their scale of network and metro edge compute infrastructure is uniquely differentiated for low latency experiences. With our combined strengths, Microsoft and Lumen will enable customers to access advanced immersive capabilities for improved collaboration, productivity, and innovation,” stated Rick Wagner, President, Microsoft Federal. “This effort is a great example of how Microsoft works with industry leaders to deliver results for customers at scale.”

Services not available everywhere. Business customers only. Lumen may change, cancel or substitute products and services, or vary them by service area at its sole discretion without notice. ©2023 Lumen Technologies. All Rights Reserved.

Lumen joining Operator CSP

Operator CSP is a Microsoft program that builds deeper relationships with key program participants to accelerate sales and adoption of Microsoft 365 and Teams Phone. Participating in Operator CSP aligns with Lumen’s customer obsession and leverages their proprietary gift of an enviable broad account base. Through the program, Lumen can deliver a more wholistic buying journey for mid-market customers.

About Lumen

Lumen connects the world. We are dedicated to furthering human progress through technology by connecting people, data, and applications – quickly, securely, and effortlessly. Everything we do at Lumen takes advantage of our network strength. From metro connectivity to long-haul data transport to our edge cloud, security, and managed service capabilities, we meet our customers’ needs today and as they build for tomorrow. For news and insights visit news.lumen.com, LinkedIn: /lumentechnologies, Twitter: @lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies, and YouTube: /lumentechnologies.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” “will,” and similar expressions are forward-looking statements as defined by the federal securities law and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of intense competition from a wide variety of competitive providers; the effects of new, emerging or competing technologies; our ability to successfully and timely attain our key operating imperatives; our ability to safeguard our network, and to avoid the adverse impact of cyber-attacks, security breaches, service outages, system failures, or similar events impacting our network or the availability and quality of our services; changes in customer demand for our products and services; our ability to successfully maintain the quality and profitability of our existing product and service offerings, to introduce profitable new offerings on a timely and cost-effective basis, and to transition customers from our legacy products to our newer offerings; our ability to successfully and timely implement our corporate strategies; changes in our operating plans, corporate strategies, or capital allocation plans; the potential negative impact of customer complaints, government investigations, security breaches or service outages impacting us or our industry; our ability to timely obtain necessary hardware, software, equipment, services, governmental permits and other items on favorable terms; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, regulatory, technological, industry, competitive, economic and market conditions, and our related assumptions, as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

Media Contact:

Suzanne K. Dawe

Lumen Public Relations

P: 720-217-5476

suzanne.dawe@lumen.com